EXHIBIT C
EXECUTION VERSION
SHARES PURCHASE AGREEMENT

THIS SHARES PURCHASE AGREEMENT (this "Agreement") is made as of October 20, 2010, by and among:

(1)	WP X Investments IV Ltd. (the "Investor");

(2)	Each of the selling shareholders listed on Schedule I hereto (each a "Selling Shareholder" and collectively, the "Selling Shareholders").

The parties listed above are collectively referred to herein collectively as the "Parties" and individually as a "Party."

RECITALS

(A)
Xueda Education Group, an exempted company incorporated in the Cayman Islands (the "Company") desires to engage in an initial public offering (the "Public Offering") of the Company's American Depositary Shares ("ADS"), each representing such number of ordinary shares ("Ordinary Shares") of the Company as specified in the registration statement on Form F-1 filed with the United States Securities and Exchange Commission on October 15, 2010; and

(B)	at the Closing (as defined below) and subject to terms and the conditions of this Agreement, the Investor wishes to purchase certain number of Ordinary Shares from each of the Selling Shareholders.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Purchase and Sale.

1.1           Upon the terms and subject to the conditions of this Agreement, the Investor hereby agrees to purchase, and each of the Selling Shareholders hereby agrees to sell and deliver to the Investor, severally but not jointly, at the Closing, at the Offer Price Per Share (as defined below) that number of Ordinary Shares (as adjusted for any share splits, share dividends, share combinations, share reclassifications, capitalization issue or like transactions affecting such

Ordinary Share between the date hereof and the Closing Date (as defined below)) (the "Secondary Shares") set forth opposite the name of such Selling Shareholder on Schedule I hereto.

1.2           The "Offer Price Per Share" means the "public offering price per ADS" set forth on the cover of the Company's final prospectus (the "Final Prospectus") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended (the "Securities Act") in connection with the Public Offering divided by the number of Ordinary Shares represented by one ADS as set forth in the Final Prospectus.

2.	Closing.

2.1           Subject to Section 6, the closing (the "Closing") of the sale and purchase of the Secondary Shares pursuant to Section 1 shall take place upon and concurrently with the closing of the Public Offering at the same offices for the closing of the Public Offering or at such other time and place as the Selling Shareholders holding a majority of the Secondary Shares and the Investor may mutually agree.  The date and time of the Closing are referred to herein as the "Closing Date."

2.2           At the Closing, the Investor shall pay and deliver the total purchase price to each of the Selling Shareholders in U.S. dollars by wire transfer, or by such other method mutually agreeable to the parties, of immediately available funds to each such bank account designated in writing by each such Selling Shareholder and each Selling Shareholder shall cause the Company to deliver one or more duly executed share certificates in original form, registered in the name of the Investor, together with a certified true copy of the register of the members of the Company, evidencing the Secondary Shares being transferred to the Investor.  For the avoidance of doubt, the failure by one or more Selling Shareholders to perform their respective obligations or to fulfill or waive any condition precedent to the Closing hereunder shall not affect the ability of any other Selling Shareholder to consummate or not to consummate the transactions contemplated hereunder in accordance with this Agreement.

3.	Representations and Warranties of the Selling Shareholders.

Each of the Selling Shareholders hereby severally but not jointly represents and warrants to, and agrees with the Investor that:

3.1           Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a limited liability company or a limited partnership, as the case may be, in good standing in its jurisdiction of formation.

3.2           This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and constitutes valid, legal and binding obligations of such Selling Shareholders, enforceable against such Selling Shareholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3           Neither the execution of this Agreement nor the performance by such Selling Shareholder of its obligations under this Agreement violates or will violate such Selling Shareholder's organizational documents, if any.

3.4           Subject to the accuracy of the representations and warranties of the Investor in Section 4 hereof, no consent or approval of, or filing with, any governmental authority or other person is required for the execution, delivery and performance by such Selling Shareholder or consummation by such Selling Shareholder of the transaction contemplated by this Agreement, other than those that have been duly obtained and are in full force and effect or will be duly obtained prior to the Closing.

3.5           Such Selling Shareholder has good and valid title to the Secondary Shares to be sold by such Selling Shareholder hereunder.  Each of the Secondary Shares, when sold in accordance with the terms of this Agreement will have been fully paid and non-assessable, will be free from any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or another type of preferential arrangement.

3.6           No "directed selling efforts" (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Selling Shareholders, any of its affiliates or any person acting on its behalf with respect to any Secondary Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Secondary Shares to the Investor under this Agreement requiring registration under the Securities Act.

4.	Representations and Warranties of the Investor.

The Investor hereby represents and warrants to each of the Selling Shareholders that:

4.1           The Investor has been duly organized and is validly existing as a corporation in good standing in the jurisdiction of its incorporation.

4.2           This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3           The Investor is an "Accredited Investor" as defined in Rule 501 of Regulation D under the Securities Act. The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Secondary Shares. The Investor is capable of bearing the economic risks of such investment, including a complete loss of its investment.  The Secondary Shares purchased hereunder, and to be received by the Investor will be acquired for investment purposes for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution, and the Investor does not have any present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Secondary Shares in violation of the Securities Act or any other applicable state securities law.  The Investor understands that the Secondary Shares have not been qualified or registered under the Securities Act or laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities laws.

4.4           The Investor is not a "U.S. person" as defined in Rule 902 of Regulation S under the Securities Act. The Investor has been advised and acknowledges that in selling the Secondary Shares to the Investor pursuant hereto, the Selling Shareholders are relying upon the exemption from registration provided by Regulation S under the Securities Act.

5.	Restrictive Legend.

Each certificate representing the Secondary Shares shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

6.	Conditions Precedent to Closing.

6.1          Conditions to Investor's Obligations.  The obligations of the Investor to purchase the Secondary Shares from the Selling Shareholders are subject to the satisfaction, or the waiver by the Investor, on or prior to the Closing Date, of the following conditions:

(i)           each of the conditions set forth in Section 1.3(a) of the Subscription Agreement (other than that set forth in Section 1.3(a)(iii) thereof) has been satisfied or waived;

(ii)           successful completion of the Public Offering and the listing of the ADSs on the New York Stock Exchange by December 31, 2010;

(iii)           the representations and warranties of the Selling Shareholders contained herein shall be true and complete when made and shall be true and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date;

(iv)           the Selling Shareholders shall have performed in all material respects all of their covenants and agreements required to be performed by them under this Agreement on or prior to the Closing;

(v)           the underwriting agreement relating to the Public Offering shall have been entered into and become effective; and

(vi)           the satisfaction or waiver of each of the conditions set forth in Section 1.3(a) of the Subscription Agreement dated as of the date hereof between the Company and the Purchaser; and

6.2           Conditions to the Selling Shareholders' Obligations.  The obligations of each of the Selling Shareholders to sell the Secondary Shares to the Investor pursuant to this Agreement are subject to the satisfaction, or the waiver of such Selling Shareholder at or prior to the Closing Date, of the following conditions:

(i)           each of the conditions set forth in Section 1.3(b) of the Subscription Agreement (other than that set forth in Section 1.3(b)(iii) thereof) has been satisfied or waived;

(ii)           successful completion of the Public Offering and the listing of the ADSs on the New York Stock Exchange by December 31, 2010;

(iii)           the representations and warranties of the Investor contained herein shall be true and complete when made and shall be true and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date; and

(iv)           the Investor shall have performed and complied with all agreements required by this Agreement to be performed or complied with by the Investor on or prior to the Closing Date.

7.	Indemnity.

Each of the Selling Shareholders (each an "Indemnifying Party") shall severally, but not jointly, indemnify and hold the Investor and its respective directors, officers and agents (each, an "Indemnified Party") harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and (ii) any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, "Losses") resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party.  In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any. Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the aggregate total purchase price (and with respect to each Selling Shareholder, its proportionate share of such total purchase price).

8.           Amendment, Termination and Renegotiation.

8.1           This Agreement may not be amended or varied without the prior written consent of the Parties hereto.

8.2           In the event that the Closing shall not have occurred by December 31, 2010, this Agreement shall be terminated unless the Parties mutually agree by December 31, 2010 to renegotiate; except for the provisions of Section 8.3 below, which shall survive any termination under this Section 8.2.

8.3           In the event that the Public Offering shall not have been successfully completed by December 31, 2010 and as a result the Closing shall not have occurred by that date, the Parties shall, prior to March 31, 2011, use their best efforts to renegotiate the purchase price and certain additional rights for the Investor, including a right of first refusal with respect to the Selling Shareholders' future proposed sale and transfer of shares of the Company.

9.	Miscellaneous.

9.1          Notices.

(i)           Unless otherwise notified by the relevant parties, all notices delivered hereunder shall be in writing and may be delivered by hand or given by facsimile to the related addresses listed beneath each party's signature hereto.

(ii)           Any notice delivered by hand shall be deemed to have been received when physically received by the person referred to in this Section 9.1 (including receipt by facsimile).

9.2           This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

9.3           Each Party hereto acknowledges that the terms and conditions of this Agreement, and all schedules, exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party without the prior written consent of the other Parties, unless such disclosure is required by applicable laws, regulations or securities exchange rules.

9.4           Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.5           This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

9.6           Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination ("Dispute") shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules.  There shall be three arbitrators.  The language to be used in the arbitration proceedings shall be English.  Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

9.7           This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute one and the same instrument.

9.8           The parties acknowledge that money damages will not be a sufficient remedy for breach of this Agreement and that the parties hereto may obtain specific performance or other injunctive relief, without the necessity of posting a bond or security therefor.

9.9           The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.10           If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

9.11           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page to follow]

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date first set forth above.

SELLING SHAREHOLDER:
GOODOR CORPORATION

By: /s/ Li Rubin
Name: Li Rubin
Title: Director

Address:
c/o Xueda Education Group
A-4 Xibahe Beili
Chaoyang District
Beijing 100028
P.R. China

[signature page to the share purchase agreement]

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date first set forth above.

INVESTOR:
WP X INVESTMENTS IV LTD.

By: /s/ Sharmila Baichoo
Name: Sharmila Baichoo
Title: Authorized Representative

Address:

WP X Investments IV Ltd.
c/o Warburg Pincus Asia Ltd
8th Floor, Newton Tower
Sir William Newton Street
Port Louis, Mauritius
Attention: Sharmila Baichoo

With copy to:

Maurice Hoo
Orrick, Herrington & Sutcliffe
43rd Floor, Gloucester Tower
The Landmark
15 Queen's Road
Central, Hong Kong

[signature page to the share purchase agreement]

Schedule I
Exhibit A
Selling Shareholder

Names of Selling Shareholders	Number of Shares to be Sold
GOODOR Corporation	3,000,000
Total	3,000,000